January 3, 2012


SECURITIES
 EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American
Depositary Shares
evidenced by the
American Depositary
Receipts of
Snam Rete Gas
 Form F6 File No
33315456


Ladies and Gentlemen

Pursuant to Rule 424b3 under
the Securities Act of 1933, as
amended, on behalf of The
Bank of New York Mellon, as
Depositary for securities against
which American Depositary
Receipts ADRs are to be issued,
we attach a copy of the new
prospectus Prospectus reflecting
the change in name from Snam
Rete Gas to Snam S.P.A. and the
removal of Par Value.
As required by Rule 424e, the
upper right hand corner of the
Prospectus cover page has a
reference to Rule 424b3 and to
the file number of the
registration statement to which
the Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form
F6 Registration Statement, the
Prospectus consists of the ADR
certificate for Snam Rete Gas.
The Prospectus has been revised
to reflect the removal of the Par
Value and to reflect the new
name as follows
Snam S.P.A
Please contact me with any
questions or comments at 212
8152221


Sandra Bruno
Senior Associate
The Bank of New York Mellon
ADR Division


Encl.
CC Paul Dudek, Esq. Office of
International Corporate Finance








Depositary Receipts
101 Barclay Street 22nd Floor West,
New York, NY 10286